Exhibit 77(k)(f)


August 28, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 77K of Form N-SAR for Pilgrim Variable Insurance Trust on behalf of Pilgrim VIT Worldwide Growth Fund and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the above-referenced filing

                                Very truly yours,

                                /s/ Ernst & Young LLP

                                Ernst & Young LLP